Exhibit 5

LUSE GORMAN POMERENK & SCHICK
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780
WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

WRITER’S DIRECT DIAL NUMBER                                                                                                                                                                                      WRITER’S EMAIL
(202) 274-2000

February 12, 2014

Board of Directors
Waterstone Financial, Inc.
11200 West Plank Court
Wauwatosa, Wisconsin 53226

Re:	Waterstone Financial, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested the opinion of this firm as to certain matters in connection with the registration of common stock, par value $0.01 per share (the “Common Stock”), of Waterstone Financial, Inc. (the “Company”) and stock options to purchase Common Stock of Waterstone Financial, Inc. (“Stock Options”), to be issued pursuant to the Waterstone Financial, Inc. 2006 Equity Incentive Plan (the “Equity Plan”).

In rendering the opinion expressed herein, we have reviewed the Articles of Incorporation of the Company, the Equity Plan, the Company’s Registration Statement on Form S-8 (the “Form S-8”), as well as applicable statutes and regulations governing the Company.  We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein.  We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

Based on the foregoing, we are of the following opinion:

Following the effectiveness of the Form S-8, the Common Stock and Stock Options of the Company when issued in accordance with the terms and conditions of the Equity Plan will be legally issued, fully paid and non-assessable.

This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm.  We hereby consent to the use of this opinion in the Form S-8.

               Very truly yours,

/s/ Luse Gorman Pomerenk &Schick, P.C.
Luse Gorman Pomerenk & Schick,
A Professional Corporation